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                                                                   Exhibit 10.32

                                FORM OF

                   OSI HOLDINGS CORP. NON-QUALIFIED

                   STOCK OPTION AWARD AGREEMENT [A]

          This Agreement (the "Agreement"), dated as of ____________, is made between OSI Holdings Corp. (the "Company") and _____________________________ (the "Optionee"). All capitalized terms that are not defined herein shall have the meaning as defined in the OSI Holdings Corp. 1995 Stock Option and Stock Award Plan (the "Plan"). References to "he," "him," and "his" shall mean the feminine form of such terms, when applicable.

                         W I T N E S S E T H :

          1. Grant of Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company, all or any part of an aggregate of ________ shares of $0.01 par value common stock of the Company (the "Stock") at a per share purchase price equal to $12.50 (the "Option"), such Option to be exercisable as hereinafter provided. The Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.


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          2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

          (a) Expiration Date. The Option shall expire ten (10) years after the date indicated above.

          (b) Exercise of Option. Subject to the other terms of this Agreement and the Plan, the Option may be exercised on or after the dates indicated below as to that percentage of the total shares of Stock covered by this Option set forth opposite such dates, plus any shares of Stock as to which the Option could have been exercised, but was not so exercised:

                  Date                         Percentage
                  ----                         ----------

            September 21, 1996                    _____%
            on the 21st day of                    _____%
            each month thereafter
            until September 21, 2000

          Notwithstanding the immediately foregoing vesting schedule, immediately prior to a Change in Control (as defined in Section 3 hereof), the Option shall become immediately exercisable with respect to the total shares of Stock subject to the Option.

          Any exercise of all or any part of this Option shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the

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Option is being exercised. Notation of any partial exercise shall be made by the
Company on Schedule I attached hereto.

          (c) Consideration. At the time of any exercise of the Option, the purchase price of the shares of Stock as to which the Option shall be exercised shall be paid to the Company (i) in cash, (ii) with Stock already owned for at least six months by the Optionee having a total fair market value, as determined in accordance with Section 6(a) of the Plan ("Fair Market Value"), equal to the purchase price of such Stock, or (iii) a combination of cash and Stock (such Stock having already been owned for at least six months by the Optionee) having a total Fair Market Value, as so determined, equal to the purchase price of such Stock.

          (d) Exercise Upon Death, Disability or Termination of Employment. (i) In the event of the death of the Optionee while an employee of the Company or a subsidiary of the Company, the Option, to the extent such Option would be exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of his death, may be immediately exercised after his death by the legal representative of the Optionee's estate or by the legatee of the Optionee under his last will for a period of two years from the date of his death or until the expiration of the stated period of the Option, whichever period is the shorter.

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          (ii) If the Optionee's employment with the Company or a subsidiary of the Company shall terminate by reason of permanent disability (as defined in the last sentence of this Section 2(d)(ii)), his Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may be immediately exercised after such termination of employment but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period of one year from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may be exercised after his death by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter. For purposes of this Agreement, "permanent disability" shall mean an inability (as determined by the Committee) to perform duties and services as an employee of the Company or a subsidiary of the Company by reason of a medically determinable physical or mental impairment,

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supported by medical evidence, which can be expected to last for a continuous period of not less than six (6) months.

          (iii) If (A) the Company or a subsidiary of the Company terminates the Optionee's employment with the Company or such subsidiary and such termination is not "for cause" (as defined in Section 2.5(d) of the Stockholders Agreement, dated as of September 21, 1995, as amended and restated on January 10, 1996 and on February 16, 1996 and as may be further amended from time to time, by and among OSI Holdings Corp., the MDC Entities (as defined therein), APT (as defined therein), the Management Stockholders (as defined therein) and the Non-Management Stockholders (as defined therein) (as amended, the "Stockholders Agreement")) or (B) the Optionee terminates employment with the Company or such subsidiary for "good reason" (as defined in Section 2.5(c) of the Stockholders Agreement), the Optionee's Option, to the extent such Option would have been exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may thereafter be immediately exercised but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period one year from the date of such termination of employment, any unexercised Option, to the extent such Option

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would have been exercisable in accordance with the schedule set forth in Section
2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter.

          (iv) If the Optionee's employment with the Company or a subsidiary of the Company is terminated by reason of the Optionee's retirement after attaining both five (5) years of continuous service with the Company or a subsidiary of the Company and 59 1/2 years of age, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, such Option may thereafter be immediately exercised but may not be exercised after the expiration of the period of two (2) years from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period of two (2) years from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with the schedule set forth in Section 2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under his last will until the

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expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter.

          (v) If the Optionee's employment is terminated by the Company or a subsidiary of the Company "for cause" (as defined in Section 2.5(d) of the Stockholders Agreement) or if the Optionee's employment is terminated for any reason not described in this Section 2(d), the Optionee's Option shall terminate on the date of such termination.

          (e) Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution.

          (f) Withholding Taxes. If required by applicable law, the Optionee shall be required to pay withholding taxes, if any, to the Company in cash at the time of receipt of Stock upon the exercise of all or any part of this Option; provided, however, tax withholding obligations may be met by the withholding of Stock otherwise deliverable to the Optionee pursuant to procedures approved by the Committee; provided further, however, the amount of Stock so withheld shall not exceed the minimum required withholding obligation. In no event shall Stock be delivered to any Optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company under applicable law, if any, or has elected to have such tax withholding obligations, if any,

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met by the withholding of Stock in accordance with procedures approved by the Committee.

          (g) No Rights as Stockholder. The Optionee shall have no dividend rights or any other rights as a stockholder with respect to any shares of Stock subject to the Option until he has given written notice of exercise of the Option and paid in full for such shares.

          (h) No Right to Continued Employment. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or a subsidiary of the Company, nor shall it interfere in any way with the right of the Company or such a subsidiary to terminate his employment at any time.

          (i) Inconsistency with Plan. Notwithstanding any provision herein to the contrary, this Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision contained herein is inconsistent with the Plan, the Plan shall govern.

            (j) Compliance with Laws, Regulations, Stockholders Agreement, Etc. This Option and the obligation of the Company to sell and deliver shares of Stock hereunder, shall be subject to (i) all applicable federal and state laws, rules and regulations, (ii) any registration, qualification, approvals or other requirements imposed by any

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government or regulatory agency or body which the Committee shall, in its sole discretion, determine to be necessary or applicable and (iii) the terms of the Stockholders Agreement in all respects. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

          3. Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if a "Sale of the Business," as defined in and contemplated by Section 2.4 of the Stockholders Agreement shall have occurred.

          4. Investment Representation. If at the time of exercise of all or part of this Option the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Optionee shall execute, prior to the issuance of any shares of Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee represents and warrants that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only

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pursuant to either (i) a registration statement on an appropriate form under the
Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

          5. Disposition of Stock. Any shares of Stock received by the Optionee upon exercise of this Option (or any interest or right in such shares) cannot be sold, assigned, pledged or transferred in any manner except as permitted by the Stockholders Agreement.

          6. Optionee Bound by Plan; Stockholders Agreement. The Optionee hereby acknowledges receipt of a copy of the Plan and the Stockholders Agreement and agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the granting of this Option but prior to the complete exercise hereof, subject to the last paragraph of Section 16 of the Plan as in effect on the date hereof.

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          7. Notices. Any notice hereunder to the Company shall be addressed to it at c/o McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022, and any notice hereunder to the Optionee shall be addressed to him at _______________________________, subject to the right of either party to designate at any time hereafter in writing some other address.

          8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          9. Counterparts. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, OSI Holdings Corp. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both on the day and year first above written.


                                    OSI HOLDINGS CORP.

                                    By:
                                       --------------------------

                                    Title:
                                          -----------------------


        [Name]

------------------------(L.S.)
       Optionee

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